UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51485	72-1060618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 International Parkway, Suite 100, Heathrow, Florida 32746

(Address of principal executive offices, including Zip Code)

(407) 333-7440

(Registrant’s telephone number, including area code)

RUTH’S CHRIS STEAK HOUSE, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Effective May 22, 2008, we amended our 2005 Long-Term Incentive Plan (the “Plan”) to increase the number of shares of the Company’s common stock available for award under the Plan by 1,500,000 shares. The Plan amendment was approved by the majority of our stockholders at our Annual Meeting of Stockholders held on May 22, 2008.

A copy of the 2005 Equity Incentive Plan, as amended, is attached as Appendix A to the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 7, 2008.

Item 8.01.	Other Events.

On May 22, 2008, we announced that our stockholders approved the change of our name from Ruth’s Chris Steak House, Inc. to Ruth’s Hospitality Group, Inc. at our Annual Meeting of Stockholders (the “Annual Meeting”) held on May 22, 2008. The name change became effective May 23, 2008 upon the filing with the Secretary of State of Delaware of a Certificate of Amendment to our existing Amended and Restated Certificate of Incorporation effectuating this change of our corporate name.

At the Annual Meeting, our stockholders elected the following directors to office – Robin P. Selati, Carla R. Cooper, Bannus B. Hudson and Alan Vituli. Our stockholders also amended the Plan as described above and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Item 9.01	Financial Statements and Exhibits.

Exhibits
99.1	Press Release issued by Ruth’s Chris Steak House, Inc. on May 22, 2008, announcing Approval of the Company’s Name Change and Results of the 2008 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S CHRIS STEAK HOUSE, INC.

/s/ Thomas E. O’Keefe
Date: May 23, 2008	Name:	Thomas E. O’Keefe
	Title:	Executive Vice President—Chief Legal and Compliance Officer